EXHIBIT j.1



CONSENT OF INDEPENDENT AUDITORS


Tax Exempt Proceeds

We consent to the reference to us under the caption "Counsel and Auditors" in the Statement of Additional Information, which is included in Post-Effective Amendment No. 14 to Registration Statement No. 33-25747.


DELOITTE & TOUCHE LLP
New York, New York
October 27, 1999